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                                                                   10.(xvi)(B)

                               September 4, 1997



Mr. Thomas J. Paup
1353 Park Lane
Pelham Manor, NY 10803

Dear Tom:

Reference is made to your Compensation Agreement (the "Agreement") dated as of September 2, 1997, with Montgomery Ward & Co., Incorporated (the "Company").

In order to induce you to accept the offer of employment contained in the Agreement, General Electric Capital Corporation ("GE Capital"), as a principal shareholder in the Company, hereby agrees with you that if, for any reason other than termination of your employment, either voluntarily by you or for "cause" by the Company, the Company shall fail to pay to you the base salary for the first three years of such Agreement and the guaranteed bonuses for each of the first two years of such Agreement and the Emergence Bonus, then GE Capital shall pay such amounts to you as provided in and subject to the conditions of the Agreement. This obligation on the part of GE Capital shall be triggered by your written notice to GE Capital that the Company has ceased to make such payments as required by such Agreement.

                                Sincerely,

                                General Electric Capital Corporation


                                By  /s/ Edward D. Stewart
                                    ------------------------------
                                    Edward D. Stewart
                                    Executive Vice President